UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Crosby Drive

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OCUL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry into a Material Definitive Agreement

Lease Amendment

On June 30, 2023, Ocular Therapeutix, Inc. (the “Company”) and Cobalt PropCo 2020, LLC, as successor-in-interest to CCC Investors LLC, entered into an amendment (the “Third Amendment”) to a lease agreement for the Company’s manufacturing space located at 36 Crosby Drive in Bedford, Massachusetts (the “Premises”). The Third Amendment further amends the original lease agreement, by and between the Company and Cobalt PropCo 2020, LLC (as successor-in-interest to CCC Investors LLC (as successor-in-interest to RAR2-Crosby Corporate Center QRS, Inc.)), dated as of September 2, 2009 (as amended to date, the “Lease”).

The Third Amendment extends the term of the Lease, which had been scheduled to expire on July 31, 2023, to July 31, 2028. Under the Third Amendment, the annual base rent for the Premises shall be $0 from August 1, 2023 to September 30, 2023, and shall be approximately $1.5 million from October 1, 2023 to July 31, 2024. The annual base rent shall increase annually thereafter.

The foregoing description of certain terms of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Third Amendment to Lease, by and between Ocular Therapeutix, Inc. and Cobalt PropCo 2020, LLC, dated June 30, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: July 7, 2023	By:	/s/ Donald Notman
Donald Notman
Chief Financial Officer